Exhibit 10.5

EXECUTION VERSION

NEITHER THE ISSUANCE OF THIS SECURITY NOR THE ISSUANCE OF THE SECURITIES INTO WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH IT IS EXERCISABLE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN SECURED BY SUCH SECURITIES.

TRANCHE 2

AMENDED AND RESTATED CLASS A COMMON STOCK PURCHASE WARRANT

Celularity Inc.

Warrant Shares: 1,350,000	Date of Issuance: January 16, 2024

For value received, Celularity Inc., a Delaware corporation (the “Company”), hereby grants to Resorts World Inc Pte Ltd, a company incorporated in Singapore (“Holder”), this amended and restated warrant (“Amended and Restated Warrant”), upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the “Initial Exercise Date” (as defined herein) and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of such Initial Exercise Date (the “Termination Date”), but not thereafter, to purchase that number of shares of the Company’s Class A Common Stock (defined below) as set forth in Section 2.2 hereof, as may be adjusted from time to time pursuant to Section 12 hereof. The purchase price of one share of Class A Common Stock under this Amended and Restated Warrant shall be equal to the Exercise Price, as defined in Section 2.1. This Amended and Restated Warrant supersedes, in its entirety, the Warrant dated as of January 16, 2024.

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Second Amended and Restated Loan Agreement (the “A&R RWI Loan”), dated January 12, 2024, between the Company and the Holder.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which the Federal Reserve Bank of New York is required by law to be closed.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Clearance” means that Dragasac Limited, an affiliate of the Holder, shall have provided written notice of the transaction contemplated by the A&R RWI Loan and the Securities Purchase Agreement dated January 12, 2024 by and between Dragasac Limited and the Company and any related transactions (the “LOA Notice”) to CFIUS in accordance with the terms of the Letter of Assurance between Dragasac Limited and CFIUS dated October 15, 2018, and (i) CFIUS has provided written notice to Dragasac Limited that it approves or does not object to, or that there are no unresolved national security concerns with respect to, the transaction contemplated by this Amended and Restated Warrant and any related agreements and transactions, or (ii) CFIUS has not raised any objection to the transactions contemplated by this Amended and Restated Warrant and any related agreements and transactions, or otherwise communicated to Dragasac Limited any concerns regarding the transactions, within the fifteen (15) days following submission of the LOA Notice to CFIUS.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

“Date of Issuance” means the date of issuance first written above.

“Exchange Cap Condition” means any one of the following: (a) the Amended and Restated Warrant to acquire any Shares, after giving effect to such purchase and sale the aggregate number of Shares issued under this Amended and Restated Warrant (or any other transaction that is integrated with this Amended and Restated Warrant), would not exceed 19.9% of the outstanding Class A Common Stock as of the date of the A&R RWI Loan, (b) the Company’s stockholders have approved the exercise of this Amended and Restated Warrant at an Exercise Price below the Loan Date Minimum Price in accordance with Nasdaq Listing Rule 5635(d) or any successor rule or (c) the Exercise Price, once determined pursuant to Section 2 (as may be adjusted pursuant to Section 12), equals or exceeds the Loan Date Minimum Price.

“Initial Exercise Conditions” means the occurrence of satisfaction of the following: (a) CFIUS Clearance, (b) six months (less a day) has elapsed since the Date of Issuance and (c) the Exchange Cap Condition.

“Initial Exercise Date” means the date on which all of the Initial Exercise Conditions are satisfied.

“Loan Date Minimum Price” means $0.24898 per share (which represents the lower of (i) the Nasdaq Official Closing Price on the Trading Day immediately preceding the date of the A&R RWI Loan; or (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the date of this Agreement.

“Trading Market” means any of the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (ii) if the Class A Common Stock is not then listed or quoted on a Trading Market, but is listed or quoted on OTCQB or OTCQX, the volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable; (iii) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Class A Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company.

2. Exercise Amount and Price.

2.1 The exercise price per share (the “Exercise Price”) at which this Amended and Restated Warrant will be exercised shall be $2.844, subject to adjustment as provided in Section 12 for reverse and forward stock splits, stock dividends, stock combinations and other similar transaction of the Common Stock that occur after such Initial Exercise Date and prior to the exercise of the Amended and Restated Warrant or the Termination Date.

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2.2 This Amended and Restated Warrant is exercisable for the purchase of 1,350,000 shares of Class A Common Stock (as such number may be adjusted from time to time pursuant to Section 12 hereof).

3. Term.

3.1 Subject to the terms and conditions set forth herein, the Holder may exercise this Amended and Restated Warrant, in whole or in part, during the term commencing on the Initial Exercise Date and ending at 5:00 p.m. (New York City time) on the five-year anniversary of the Initial Exercise Date.

4. Exercise of Amended and Restated Warrant.

4.1 The purchase rights represented by this Amended and Restated Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 3 above, by the surrender of this Amended and Restated Warrant and the Notice of Exercise, attached hereto as Exhibit A, duly completed and executed on behalf of the Holder, at the principal offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder), upon payment in cash, wire transfer or by check acceptable to the Company of the Exercise Price of the shares to be purchased (the “Shares”).

4.2 In lieu of payment of the aggregate Exercise Price in the manner as specified in Section 4.1, but otherwise in accordance with the requirements of Section 4.1, the Holder may elect to receive the Shares equal to the value of this Amended and Restated Warrant, or portion hereof as to which this Amended and Restated Warrant is being exercised. Upon such exercise pursuant to this Section 4.2, the Holder shall be issued such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X = the number of Shares to be issued to the Holder;

Y = the number of Shares with respect to which this Amended and Restated Warrant is being exercised;

A = the VWAP on the Trading Date immediately preceding the date of the applicable Notice of Exercise; and

B = the Exercise Price.

4.3 If this Amended and Restated Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Amended and Restated Warrant, at the time of delivery of the Shares purchased by the Holder upon the exercise pursuant to Section 4.1 or 4.2, deliver to the Holder a new warrant evidencing the rights of the Holder to purchase the unpurchased shares of Class A Common Stock called for by this Amended and Restated Warrant, which new warrant shall in all other respects be identical with this Amended and Restated Warrant.

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5. Representations and Warranties of the Company.

5.1 The Company hereby represents and warrants to Holder that the following representations and warranties are true and correct:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Amended and Restated Warrant, the performance of all obligations of the Company hereunder and thereunder, and the reservation for issuance, sale and delivery of the Class A Common Stock to be issued upon exercise of this Amended and Restated Warrant has been taken. This Amended and Restated Warrant constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Valid Issuance of Common Stock. The Class A Common Stock for which the Amended and Restated Warrant is exercisable, when issued, sold and delivered in accordance with the terms of this Amended and Restated Warrant for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Amended and Restated Warrant and under applicable state and federal securities laws or liens or encumbrances created by or imposed by Holder.

(d) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the issuance or exercise of this Amended and Restated Warrant, except for (i) such federal and state securities filings as may be necessary, which filings have been or will be timely effected after the date hereof and (ii) such other approval that has been obtained prior to the date hereof.

(e) Reliance by Holder. The Company understands that the representations, warranties, covenants and acknowledgements set forth in this Section 5 constitute a material inducement to Holder entering into this Amended and Restated Warrant.

6. Representations and Warranties of Holder.

6.1 Holder hereby represents and warrants to the Company that the following representations and warranties are true and correct:

(a) Purchase Entirely for Own Account. This Amended and Restated Warrant is being entered into for investment for Holder’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by Holder of this Amended and Restated Warrant shall constitute confirmation of the representation by Holder that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Amended and Restated Warrant.

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(b) Investment Experience. Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of entering into this Amended and Restated Warrant. Holder acknowledges that the acquisition of shares of Class A Common Stock pursuant to this Amended and Restated Warrant involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold such shares for an indefinite period of time and to suffer a complete loss of its investment. Holder acknowledges that the Company has not made any representations or warranties as to whether the Exercise Price to be paid by Holder for the Class A Common Stock is a fair value for such shares and the Company takes no position with respect to the fairness of the Exercise Price or the future prospects and valuation of the Company. Holder is aware of the fact that the value of the Class A Common Stock to be purchased upon exercise of this Amended and Restated Warrant may significantly depreciate over time and there can be no assurances that the value of such shares will increase or to what extent. In connection with making an investment decision in connection with entering into this Amended and Restated Warrant, Holder will be relying on its own knowledge and experience and advice obtained from Holder’s legal, tax and financial advisor.

(c) Accredited Investor. Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(d) Legends. It is understood that the certificates, if any, evidencing the shares of Class A Common Stock issuable upon exercise of this Amended and Restated Warrant may bear any of the legends required by applicable state securities laws.

(e) Reliance by Company. Holder understands that the representations, warranties, covenants and acknowledgements set forth in this Section 6 constitute a material inducement to the Company entering into this Amended and Restated Warrant.

(f) Foreign Investors. Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with entering into this Amended and Restated Warrant, including (i) the legal requirements within its jurisdiction for entering into this Warrant and the exercise of this Amended and Restated Warrant, (ii) any foreign exchange restrictions applicable to the exercise of this Amended and Restated Warrant, (iii) any governmental or other consents that may need to be obtained, including with respect to the payment of the Exercise Price, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of this Amended and Restated Warrant or the shares of Class A Common Stock issuable upon exercise hereof. The Holder’s acquisition of this Amended and Restated Warrant and payment for the Class A Common Stock upon exercise of this Amended and Restated Warrant and continued beneficial ownership of such shares will not violate any applicable securities or other laws of the Holder’s jurisdiction.

7. No Fractional Shares. No fractional share of any class or series of the Company’s capital stock shall be issued upon exercise of this Amended and Restated Warrant.

8. Replacement of Amended and Restated Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Amended and Restated Warrant and (a) in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (b) in the case of mutilation, on surrender and cancellation of this Amended and Restated Warrant, the Company shall execute and deliver, in lieu of this Amended and Restated Warrant, a new warrant of like tenor and amount. The Holder shall reimburse the Company for all reasonable expenses incidental to replacement of this Amended and Restated Warrant.

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9. Rights of Stockholder. This Amended and Restated Warrant shall not entitle its holder to any of the rights of a stockholder of the Company until this Amended and Restated Warrant shall have been exercised and the shares of Class A Common Stock purchasable upon the exercise hereof shall have been issued.

10. Notice of Certain Events. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 12 hereof and if so requested by Holder, the Company shall issue a certificate signed by its Chief Financial Officer, or other similar officer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Amended and Restated Warrant.

11. Amendments; Waivers.

11.1 Amendments. The provisions of this Amended and Restated Warrant may be amended (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing signed by the Company and the Holder. The foregoing shall not limit or otherwise affect Holder’s right to waive any of such Holder’s rights hereunder. Any amendment or waiver effected in accordance with this Section 11.1 shall be binding upon Holder and Holder’s successors and assigns.

11.2 Waivers. No waivers of or exceptions to any term, condition or provision of this Amended and Restated Warrant, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

12. Adjustments. The Exercise Price (from and after the time it is determined pursuant to Section 2) and the number and type of shares purchasable hereunder are subject to adjustment from time to time as follows:

12.1 Reclassification, etc. If, at any time on or after the date hereof and while this Amended and Restated Warrant remains outstanding and unexpired, the Company shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Amended and Restated Warrant exist into the same or a different number of securities of any other class or classes, this Amended and Restated Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Amended and Restated Warrant immediately prior to such reclassification or other change and the Exercise Price therefor provided it has been determined shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12; provided, however, that the aggregate Exercise Price shall remain the same.

12.2 Split, Subdivision or Combination of Shares. If at any time on or after the date hereof and while this Amended and Restated Warrant remains outstanding and unexpired, the Company shall split, subdivide or combine the securities as to which purchase rights under this Amended and Restated Warrant exist into a different number of securities of the same class, the Exercise Price provided it has been determined for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Upon an adjustment in the Exercise Price pursuant to this Section 12.2, the number of shares subject to this Amended and Restated Warrant (which were the subject of such split, subdivision or combination) shall be adjusted accordingly such that the aggregate Exercise Price payable for the purchase of such shares shall remain the same as before such split, subdivision or combination.

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12.3 Adjustments for Dividends in Stock or Other Securities or Property. If at any time on or after the date hereof and while this Amended and Restated Warrant remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Amended and Restated Warrant exist at the time shall have received, or on or after the record date fixed for the determination of eligible stockholders shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend or other distribution in respect of the Class A Common Stock, then, and in each case, this Amended and Restated Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Amended and Restated Warrant and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Amended and Restated Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12, and, from and after the date of such distribution, the Company shall hold and set aside (or cause to be held and set aside in a commercially reasonable manner) an amount of such property equal to Holder’s pro rata portion thereof for distribution to Holder pursuant hereto.

13. Reservation of Capital Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Class A Common Stock that shall be sufficient to permit the exercise in full of all outstanding warrants issued pursuant to this Amended and Restated Warrant.

14. Miscellaneous.

14.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of each party hereto contained in or made pursuant to this Amended and Restated Warrant shall survive the execution and delivery of this Amended and Restated Warrant and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Holder or the Company, as applicable.

14.2 Titles and Subtitles. The titles and subtitles used in this Amended and Restated Warrant are used for convenience only and are not to be considered in construing or interpreting this Amended and Restated Warrant.

14.3 Governing Law. This Amended and Restated Warrant is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Amended and Restated Warrant shall be resolved exclusively by the state or federal courts located within the City of Wilmington in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

14.4 Waiver of Right to Jury Trial. EACH OF HOLDER AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDED AND RESTATED WARRANT.

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14.5 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Amended and Restated Warrant shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) when sent by email or facsimile if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent by email or facsimile other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (iii) seven (7) Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party; or (iv) the next Business Day after deposit with an international overnight delivery service, postage prepaid, addressed to the parties with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by email or facsimile shall promptly confirm by telephone between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day to the person to whom such communication was addressed each communication made by it by email or facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. All communications shall be sent to the address, email address or facsimile number of a party appearing in its signature block hereto or at such address, email address or facsimile number as such party may designate by ten (10) days advance written notice to the other parties hereto.

14.6 Specific Performance. Each party hereto acknowledges and agrees that any breach of this Amended and Restated Warrant would result in substantial harm to the other party hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance).

14.7 Counterparts. This Amended and Restated Warrant may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g.www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to be executed by its duly authorized officer as of the Date of Issuance indicated above.

COMPANY:

CELULARITY INC.

By:
Name:	Robert J. Hariri
Title:	CEO

HOLDER:

RESORTS WORLD INC PTE LTD

By:
Name:
Title:

[Signature Page to Amended and Restated Warrant – RWI Pte Ltd – Tranche 2]

EXHIBIT A

Notice of Exercise

To:	Celularity Inc.

170 Park Ave

Florham Park, New Jersey 07932

By checking the appropriate line, the undersigned (“Holder”), pursuant to the provisions set forth in the Amended and Restated Warrant to Purchase Class A Common Stock, dated January 16, 2024 (the “Amended and Restated Warrant”), hereby elects to purchase [                 ] shares of Class A Common Stock (as defined in the Amended and Restated Warrant) pursuant to the terms of the Amended and Restated Warrant, and tenders herewith payment of the purchase price for such shares in full as follows:

☐	check in the amount of $______ payable to order of the Company enclosed herewith
☐	wire transfer of immediately available funds to the Company’s bank account
☐	cashless exercise pursuant to Section 4.2 of the Amended and Restated Warrant

_____________________

Date:

(Print Name)

Signature